UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2011

DOUGLAS DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34728	134275891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7777 North 73rd Street, Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

(414) 354-2310

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On April 18, 2011, Douglas Dynamics, Inc. (the “Company”), as guarantor, and its wholly-owned subsidiaries, Douglas Dynamics, L.L.C. (“DDI LLC”), Douglas Dynamics Finance Company (“DDI Finance”) and Fisher, LLC (“Fisher”), as borrowers, entered into an Amended and Restated Credit and Guaranty Agreement (the “Revolving Credit Agreement”) with the banks and financial institutions listed in the Revolving Credit Agreement, as lenders, J.P. Morgan Securities LLC, as sole bookrunner and sole lead arranger, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.  The Revolving Credit Agreement was an amendment and restatement of an existing Credit and Guaranty Agreement, dated as of May 21, 2007.  The following summary of the material terms of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Revolving Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Revolving Credit Agreement provides for a senior secured revolving credit facility in the amount of $70.0 million, of which $10.0 million will be available in the form of letters of credit and $5.0 million will be available for the issuance of short-term swingline loans.  The Revolving Credit Agreement also allows DDI LLC, DDI Finance and Fisher to request the establishment of one or more additional revolving commitments in an aggregate amount not in excess of $40.0 million, subject to specified terms and conditions.  The availability of credit under the facility is limited by a borrowing base, which is 85% of the eligible accounts receivable of DDI LLC, DDI Finance and Fisher, plus the lesser of 70% of the cost and 85% of the net recovery value of eligible inventory, plus certain cash and cash equivalents, less any reserves established by the collateral agent or administrative agent, all as defined in the Revolving Credit Agreement.  The final maturity date of the Revolving Credit Agreement is April 18, 2016.

DDI LLC, DDI Finance and Fisher will be required to pay a fee for unused amounts under the Revolving Credit Agreement in an amount ranging from 0.375% to 0.50% of the unused portion of the facility, depending on the utilization of the facility. The Revolving Credit Agreement provides that DDI LLC, DDI Finance and Fisher have the option to select whether borrowings will bear interest at either (i) 2.25% per annum plus the London Interbank Offered Rate for the applicable interest period multiplied by the Statutory Reserve Rate (as defined in the Revolving Credit Agreement) or (ii) 1.25% per annum plus the greatest of (a) the Prime Rate (as defined in the Revolving Credit Agreement) in effect on such day, (b) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers plus 0.50% and (c) the London Interbank Offered Rate for a one month interest period multiplied by the Statutory Reserve Rate (as defined in the Revolving Credit Agreement) plus 1%.

On April 18, 2011, DDI LLC, as borrower, and the Company, DDI Finance and Fisher, as guarantors, also entered into a Credit and Guaranty Agreement (the “Term Loan Credit Agreement”) with the banks and financial institutions listed therein, as lenders, J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as joint bookrunners and joint lead arrangers, JPMorgan Chase Bank, N.A., as collateral agent and administrative agent, and Credit Suisse Securities (USA) LLC, as syndication agent, establishing a senior secured term loan facility.  The following summary of the material terms of the Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Term Loan Credit Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The Term Loan Credit Agreement provides for a senior secured term loan facility in the aggregate principal amount of $125.0 million and generally bears interest at (at DDI LLC’s election) either (i) 3.25% per annum plus the greatest of (a) the Prime Rate (as defined in the Term Loan Credit Agreement) in effect on such day, (b) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers plus 0.50% and (c) 1.00% plus the greater of (1) the London Interbank Offered Rate for a one month interest period multiplied by the Statutory Reserve Rate (as defined in the Term Loan Credit Agreement) and (2) 1.50% or (ii) 4.25% per annum plus the greater of (a) the London Interbank Offered Rate for the applicable interest period multiplied by the Statutory Reserve Rate and (b) 1.50%.  The final maturity date of the Term Loan Credit Agreement is April 18, 2018.  DDI LLC applied all of the proceeds of the Term Loan Credit Agreement to the payment of transaction expenses and to the repayment of its outstanding $125.0 million term loan under its Prior Term Loan Credit Agreement (as defined below).

The Revolving Credit Agreement and the Term Loan Credit Agreement include customary representations, warranties, negative and affirmative covenants, as well as customary events of default and certain cross default provisions that could result in acceleration of the Revolving Credit Agreement or the Term Loan Credit Agreement.  Subject to certain qualifications and exceptions, the amended and restated Revolving Credit Agreement and the Term Loan Credit Agreement will, among other things, limit the ability of the Company, DDI LLC, DDI Finance and Fisher to:

•              incur or guarantee additional indebtedness;

•              create liens;

•              enter into sale and leaseback transactions;

•              make further negative pledges;

•              make certain dividends and other restricted payments;

•              create restrictions on distributions by subsidiaries;

•              make certain investments;

•              make certain fundamental changes, asset dispositions and acquisitions;

•              dispose of interests in subsidiaries;

•              change their fiscal year;

•              engage in certain transactions with shareholders and affiliates;

•              engage in different lines of business;

•              permit the Company to engage in any activity not related to its status as a public company or its ownership of the interests of DDI LLC;

•              amend or waive rights under certain agreements; or

•              prepay other indebtedness.

In addition, the Revolving Credit Agreement (i) requires the Company to have a Fixed Charge Coverage Ratio (as defined in the Revolving Credit Agreement) of not less than 1.0 to 1.0 at any time when the excess availability of DDI LLC, DDI Finance and Fisher is less than the greater of $8,750,000 and 12.5% of the revolving commitments, and (ii) restricts the ability of the Company and its subsidiaries to make capital expenditures.

The Revolving Credit Agreement and the Term Loan Credit Agreement are secured by substantially all of the assets of the Company, DDI LLC, DDI Finance and Fisher owned as of April 18, 2011 or acquired thereafter.

Item 1.02              Termination of a Material Definitive Agreement.

In conjunction with the entry into the Revolving Credit Agreement and Term Loan Credit Agreement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference herein, the outstanding $125.0 million term loan under the Credit and Guaranty Agreement, dated as of May 21, 2007 and amended as of December 19, 2008 and April 16, 2010, among the Company, DDI LLC, DDI Finance, Fisher, the lenders named therein, Credit Suisse Securities (USA) LLC and Credit Suisse, Cayman Islands Branch (the “Prior Term Loan Credit Agreement”), was repaid, and the Prior Term Loan Credit Agreement was terminated.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 18, 2011, the Company, DDI LLC, DDI Finance and Fisher became obligated under the Revolving Credit Agreement and the Term Loan Credit Agreement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference herein.

Item 9.01.             Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.  The following exhibits are being filed herewith:

(10.1)     Amended and Restated Credit and Guaranty Agreement, dated as of April 18, 2011, among Douglas Dynamics, L.L.C., Douglas Dynamics Finance Company and Fisher, LLC, as borrowers, Douglas Dynamics, Inc., as guarantor, the banks and financial institutions listed therein, as lenders, J.P. Morgan Securities LLC, as sole bookrunner and sole lead arranger, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and Wells Fargo Capital Finance, LLC, as syndication agent.

(10.2)     Credit and Guaranty Agreement, dated as of April 18, 2011, among Douglas Dynamics, L.L.C., as borrower, Douglas Dynamics, Inc., Douglas Dynamics Finance Company and Fisher, LLC, as guarantors, the banks and financial institutions listed therein, as lenders, J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as joint bookrunners and joint lead arrangers, JPMorgan Chase Bank, N.A., as collateral agent and administrative agent, and Credit Suisse Securities (USA) LLC, as syndication agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 20, 2011

DOUGLAS DYNAMICS, INC.

By:	/s/ Robert McCormick
Robert McCormick
Executive Vice President, Chief Financial Officer and Secretary

DOUGLAS DYNAMICS, INC.

Exhibit Index to Current Report on Form 8-K

Dated April 18, 2011

Exhibit
Number

(10.1)

Amended and Restated Credit and Guaranty Agreement, dated as of April 18, 2011, among Douglas Dynamics, L.L.C., Douglas Dynamics Finance Company and Fisher, LLC, as borrowers, Douglas Dynamics, Inc., as guarantor, the banks and financial institutions listed therein, as lenders, J.P. Morgan Securities LLC, as sole bookrunner and sole lead arranger, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and Wells Fargo Capital Finance, LLC, as syndication agent.

(10.2)

Credit and Guaranty Agreement, dated as of April 18, 2011, among Douglas Dynamics, L.L.C., as borrower, Douglas Dynamics, Inc., Douglas Dynamics Finance Company and Fisher, LLC, as guarantors, the banks and financial institutions listed therein, as lenders, J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as joint bookrunners and joint lead arrangers, JPMorgan Chase Bank, N.A., as collateral agent and administrative agent, and Credit Suisse Securities (USA) LLC, as syndication agent.